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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                OCTOBER 20, 1998
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                        (Date of earliest event reported)



                          COMMISSION FILE NUMBER 1-8533


                             DRS TECHNOLOGIES, INC.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)


                    DELAWARE                                 13-2632319
         -------------------------------                 -------------------
         (State or other jurisdiction of                 (I.R.S. Employer
         incorporation or organization)                  Identification No.)



  5 SYLVAN WAY, PARSIPPANY, NEW JERSEY                     07054
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(Address of principal executive offices)                 (Zip Code)

                                 (973) 898-1500
                          -----------------------------
              (Registrant's telephone number, including area code)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On October 20, 1998 (the "Closing Date"), DRS Technologies, Inc. ("the Company") acquired, through certain of its subsidiaries, certain assets of the Second Generation Ground Based Electro Optics ("Ground EO") and Focal Plane Array ("FPA") businesses (together, the "EOS Business") of Raytheon Company and certain of its subsidiaries ("Raytheon") (the "Acquisition"), pursuant to an Asset Purchase Agreement dated as of July 28, 1998, between DRS and Raytheon (the "Agreement"), as amended. The Company paid approximately $45 million in cash for the Acquisition at closing; the purchase price is subject to certain post-closing adjustments, to be based on audited closing date financial statements for the EOS Business when available. Any upward adjustment may not exceed $7 million.

     The EOS Business designs, manufactures and markets products that allow human operators and missiles to detect, recognize, identify and/or reach military targets based on the targets' infrared ("IR") signatures, regardless of ambient light conditions.

     Ground EO, to be known as DRS Sensor Systems, Inc., designs and manufactures second generation forward-looking IR systems for use on certain military ground vehicles, including the M1 Abrams Main Battle Tank, M2 Bradley Fighting Vehicle and High Mobility Multi Wheel Vehicle scout vehicle. Ground EO currently operates primarily in El Segundo, California, with certain operations in LaGrange, Georgia. Certain activities conducted in LaGrange will be relocated to another Company facility. Ground EO in El Segundo will be physically partitioned from Raytheon's other operations there and will lease 17,444 square feet of space from Raytheon. The Company anticipates moving the El Segundo operation to another location in the same geographic area. Ground EO has 47 employees who accepted offers of employment with the Company after the Closing.

     FPA, to be known as DRS Infrared Technologies, LP, produces IR scanning Focal Plane Arrays ("FPAs"). FPAs are two dimensional assemblies of electro-optical detecting pixels used to generate night vision capability. FPA operates primarily in Dallas, Texas. FPAs are also used in heat-seeking missile guidance systems and missile warning systems, in which no pictorial image is required. In addition to its scanning and staring arrays business, FPA is the leading worldwide merchant supplier of cryogenic linear coolers for IR devices.

     FPA is subleasing space for its operations from Raytheon at two facilities in Dallas, Texas: one stand-alone 48,000 square foot research facility and a partitioned


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portion measuring 61,600 square feet of a neighboring Texas Instruments building. FPA has 186 employees who accepted offers of employment with the Company after the Closing.

     The Acquisition will be accounted for using the purchase method of accounting. Reference is made to Item 7 for additional information.

     In connection with the Acquisition, the Company and certain of its subsidiaries entered into a $150 million secured credit facility (the "Facility") with Mellon Bank, N.A., consisting of two term loans, the first in the aggregate principal amount of $30 million dollars (the "First Term Loan") and the second in the aggregate principal amount of $50 million dollars (the "Second Term Loan") and a $70 million revolving line of credit (the "Line of Credit"). The maturity dates of the First Term Loan and the Second Term Loan are October 20, 2003 and October 20, 2005, respectively. The Line of Credit termination date is October 20, 2003. The Facility amends, restates and replaces the Company's existing $20 million term loan and $40 million revolving line of credit. The Second Term Loan was used to finance a portion of the Acquisition. The First Term Loan and the Line of Credit are available for working capital, general corporate purposes and acquisitions.

ITEM 7   INFORMATION AND EXHIBITS

     (a) Financial Statements:*

          As it is impracticable to provide the required financial statements for the EOS Business with this report on Form 8-K, such financial statements will be filed by amendment to Form 8-K as soon as practicable, but not later than 60 days after the filing of this report.

     (b) Pro Forma Financial Information:*

          1. Unaudited pro forma condensed consolidated balance sheet of the Company and subsidiaries and the EOS Business as of September 30, 1998.

          2. Unaudited pro forma condensed consolidated statements of earnings of the Company and subsidiaries and EOS Business for the fiscal year ended March 31, 1998 and the six-month period ended September 30, 1998.

     (c) Exhibits:

          1. Asset Purchase Agreement, dated as of July 28, 1998, between the Company and Raytheon.

          2. Letter Amendment, between the Company and Raytheon amending the Asset Purchase Agreement, dated as of the Closing date.


*  To be filed by amendment
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          3.  Amended and Restated Revolving Credit Loan and Term Loan
              Agreement, dated as of the Closing date, by and among the Company, DRS Technologies Canada Company, DRS Technologies Canada, Inc., DRS EO, Inc., DRS FPA, L.P. and Mellon Bank, N.A.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        DRS TECHNOLOGIES, INC.
                                         Registrant


Date:  November 4, 1998
                                             /s/ NANCY R. PITEK
                                        -------------------------------------
                                        Nancy R. Pitek
                                        Vice President, Finance and Treasurer


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